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Exhibit 4.1

AMENDMENT NUMBER 3
TO INDENTURE

        THIS AMENDMENT NUMBER 3 TO INDENTURE (this "Amendment"), dated as of July 16, 2004 (the "Effective Date") amends that certain Indenture, dated as of December 31, 2002 (as amended, modified or supplemented from time to time as permitted thereby, the "Indenture") by and between BRL Universal Compression Funding I 2002, L.P. (the "Issuer") and Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee").

W I T N E S S E T H:

        WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture;

        WHEREAS, the parties desire to amend the Indenture in order to modify certain provisions of the Indenture;

        NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

        SECTION 1.    Defined Terms.    Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Indenture.

        SECTION 2.    Full Force and Effect.    Other than as specifically modified hereby, the Indenture shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

        SECTION 3.    Amendments to the Indenture.    Pursuant to Section 1002 of the Indenture, as of the Effective Date, the following amendments are being made to the Indenture:

          (a)   The definition of "Average Hedged Rate" is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Average Hedged Rate:    As of any date of determination, a rate per annum (expressed an a percentage) equal to a fraction, the numerator of which is (a) the sum of (i) the notional balances of all Interest Rate Swap Agreements then in effect times the weighted average of the interest rate per annum payable by the Issuer on each Interest Rate Swap Agreement, if any, then in effect, (ii) the weighted average of the Adjusted Eurodollar Rate per annum then in effect times the Aggregate Outstanding Amounts not subject to an Interest Rate Swap Agreement, if any, (iii) the weighted average of Applicable Debt Margin on all Series of Notes then Outstanding times the Aggregate Note Principal Balance, (iv) the Applicable Partnership Margin times the Aggregate Certificate Balance, and (v) the annualized Premiums payable on all Series of Notes then Outstanding and all Certificates then outstanding pursuant to the Premium Letter; and the denominator of which is (b) the Aggregate Outstanding Amount."

          (b)   The definition of "Debt Limit" is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Debt Limit:    As of any date of determination an amount equal to the sum of (1) the amount of funds and Eligible Investments then on deposit in the Collateral Account and (2) the product of (x) 58%, and (y) the excess of (a) the then Aggregate Depreciated Value over (b) the Excluded Depreciated Value."

          (c)   The definition of "Overcollaterization Event" is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Overcollaterization Event:    The condition that will exist on any Payment Date if (x) the Aggregate Outstanding Amount as of such Payment Date (measured after giving effect to any advances and/or principal payments or capital payments to be made on the Notes and the Certificates on such Payment Date and sale and contribution of Eligible Compressors), exceeds (y) the sum of (i) the Debt Limit as of such Payment Date (measured after giving effect to acquisitions and dispositions of Compressors to be made on or prior to such Payment Date) and (ii) the product of (A) the sum of the Excess Aged Equipment Amount, the Excess 99 hp Amount, the Excess 299 hp Amount, the Excess 599 hp Amount, the Excess 999 hp Amount, the Excess Investment Grade Lessee Concentration Amount, the Excess BB Lessee Concentration Amount, the Excess B Lessee Concentration Amount and the Excess Top 3 Lessee Concentration Amount, in each case measured as of such Payment Date, and (B) 58%."

          (d)   The definition of "Permitted Payment Date Withdrawals" is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Permitted Payment Date Withdrawals:    For any Rent Payment Date or the Termination Date, one of the following:

              (i)  for any Rent Payment Date other than the dates described in clauses (ii) or (iii) hereof, the Monthly Lease Payment payable on such Rent Payment Date; or

             (ii)  for any date on which a Head Lease Event of Default has occurred and is then continuing or for the Termination Date if the Head Lessee shall not have exercised the Return Option, the Aggregate Outstanding Amounts and any amounts payable under an Interest Rate Swap Agreement; or

            (iii)  for the Termination Date if the Head Lessee has exercised the Return Option, the entire amount then on deposit in the Rent Reserve Account."

          (e)   The definition of "Premium" is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Premium:    Collectively, the sum of the Used Premium, Unused Premium and the Prepayment Premium as defined in and payable pursuant to the Premium Letter."

          (f)    The definition of "Scheduled Deposit Amount" is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Scheduled Deposit Amount:    For each Rent Payment Date, an amount calculated in accordance with the following formula:

Scheduled Deposit Amount	=	Target Level - (Current Cash Balance + Purchase Option Payments)
Where:
Target Level	=	Commitment Termination Date Target Level + (58% × DV of Sold Equipment) + (58% × DV of Excess Concentration Equipment) + (58% × DV of Excess Aged Equipment)
The Target Level is capped at the Aggregate Outstanding Amounts as of the Commitment Termination Date.
Commitment Termination Date Target Level	= [(	MRPA - Commitment Termination Date Cash Balance ) x Months Elapsed ] Total Months + the Commitment Termination Date Cash Balance

DV of Sold Equipment	=
The excess, if any, of (1) the sum of Depreciated Values of all Head Lessee Compressors that have been sold following the Commitment Termination Date up to the succeeding Rent Payment Date over (2) the sum of the Depreciated Values of the Eligible Compressors subject to Eligible Leases that have been contributed to the Head Lessee following the Commitment Termination Date up to the succeeding Rent Payment Date.
DV of Excess Concentration Equipment	=
The sum of all Excess 99 hp Amounts, the Excess 299 hp Amounts, the Excess 599 hp Amounts, the Excess 999 hp Amounts, the Excess Investment Grade Lessee Concentration Amounts, the Excess BB Lessee Concentration Amounts, the Excess B Lessee Concentration Amounts and the Excess Top 3 Lessee Concentration Amounts.
DV of Excess Aged Equipment	=	All Excess Aged Equipment Amounts.
Current Cash Balance	=	The total amount of funds then on deposit in the Collateral Account.
Purchase Option Payments	=
The aggregate amount that the Head Lessee has paid to the Head Lessor following the Commitment Termination Date in connection with any exercise of the Head Lessee's purchase option, whether at the end of the Term or otherwise.
MRPA	=	80% of the initial Appraised Value of all Head Lessor Compressors owned by the Head Lessor on the Commitment Termination Date.
Commitment Termination Date Cash Balance	=	The amount on deposit in the Collateral Account on the Commitment Termination Date.
Months Elapsed	=	The cumulative number of months elapsed from the Commitment Termination Date to the date of determination (inclusive).
Total Months	=	The total number of months from the Commitment Termination Date to the Termination Date (inclusive)."

          (g)   The definition of "Series 2002-1 Final Maturity Date" is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Series 2002-1 Final Maturity Date: The Payment Date occurring in July, 2024."

          (h)   The definition of "Series 2002-1 Note Commitment Termination Date" is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Series 2002-1 Note Commitment Termination Date: June 29, 2005 or such later date to which the Series 2002-1 Note Commitment Termination Date may be extended, if extended, in the sole discretion of the Series 2002-1 Noteholders, upon the request of the Issuer, in accordance with the terms of Section 2.1(c) of the Note Purchase Agreement; provided, that no such extension of the Series 2002-1 Note Commitment Termination Date shall be effective unless the Series Enhancer, in its sole discretion, shall have consented in writing to such extension."

          (i)    Insert in Appendix A to the Indenture in alphabetical order a new definition as follows:

    "Swap Rate: Means, on any day, the swap rate in effect for such day for a swap entered into in accordance with the requirements of Section 632(a) of the Indenture as notified to Universal by Wachovia Bank and delivered to the Series Enhancer pursuant to Section 636 of the Indenture."

          (j)    Section 632(a) of the Indenture is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "(a)    At any time on or after (i) the occurrence of a Net Revenue Event or (ii) any date on which the Swap Rate then in effect equals or exceeds eight percent (8%) per annum, then, in the case of either clause (i) or (ii) above, the Issuer shall, immediately upon the written request of the Series Enhancer, enter into and maintain one or more Interest Rate Swap Agreements with one or more Interest Rate Hedge Providers having an aggregate notional balance of not less than 75% of the Aggregate Outstanding Amounts, with each such Interest

    Rate Swap Agreement to be satisfactory in all respects to the Series Enhancer (such requirement, the "Minimum Hedging Requirement"). The amortization of the Interest Rate Swap Agreements(s) will be consistent with the expected current and future principal balances of the Notes and Certificates without taking into consideration additional acquisitions of Compressors. All of the foregoing requirements shall be collectively referred to as the "Hedging Requirements."

          (k)   Section 636 of the Indenture is hereby deleted in its entirety and the following shall be substituted in place thereof:

    "Delivery of Swap Rate. The Issuer shall at all times cause the Manager to deliver in writing to the Series Enhancer the Swap Rate on (a) a monthly basis as long as the Swap Rate is less than seven percent (7%) per annum, or (b) a weekly basis as long as the Swap Rate is equal to or greater than seven percent (7%) per annum and, for purposes of this clause (b), continuing until such time as an Interest Rate Swap Agreement has been entered into in accordance with Section 632(a) of the Indenture."

        SECTION 4.    Representations and Warranties.    In order to induce the Deal Agent, the Series Enhancer, the Interest Rate Hedge Provider and the Control Party to enter into this Amendment, each of the Issuer and the Indenture Trustee hereby represents and warrants unto each of the Deal Agent, the Series Enhancer, the Interest Rate Hedge Provider and the Control Party as set forth in this Section 4:

          (a)   Each of the Issuer and the Indenture Trustee hereby confirms that each of the representations and warranties set forth in Articles V and VI and Section 911 of the Indenture, as applicable, is true and correct as of the Effective Date with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates in which case such representations and warranties shall be correct as of such earlier date.

          (b)   The Issuer represents and warrants that, immediately prior to the effectiveness of, and after giving effect to, the amendments contemplated hereby, no Event of Default, Manager Default, Head Lease Event of Default, Universal Event, Trigger Event or Prospective Trigger Event has occurred and is continuing.

          (c)   Each of the Issuer and the Indenture Trustee hereby represents and warrants to the parties hereto that it possesses all requisite power and authority to execute and deliver, and to perform each of its obligations under, this Amendment and to effect the transactions contemplated hereby, all of which have been duly authorized and approved by all necessary limited partnership or corporate action, as applicable, and for which no consent of any Governmental Authority or any other person is required, and agrees to furnish the Deal Agent with evidence of such authorization and approval upon request.

          (d)   No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any of the Issuer and the Indenture Trustee of this Amendment or any other documents to be executed by any of the Issuer and the Indenture Trustee in connection with this Amendment.

          (e)   This Amendment constitutes, and each other document executed by each of the Issuer and the Indenture Trustee in connection with this Amendment will, upon the due execution and delivery thereof, constitute the legal, valid and binding obligations of each of the Issuer and the Indenture Trustee enforceable in accordance with its terms.

        SECTION 5.    Conditions Precedent.    The effectiveness of this Amendment shall be upon satisfaction of each of the conditions set forth in this Section 5:

          (a)   The Deal Agent has received counterparts of this Amendment and such related documentation as the Deal Agent or its counsel shall determine in their reasonable discretion, in form and substance satisfactory to the Deal Agent, duly executed and delivered by the Issuer, the Indenture Trustee, the Deal Agent, the Interest Rate Hedge Provider and the Series Enhancer, as applicable;

          (b)   Ambac shall have received that certain fee letter dated as of the Effective Date executed and delivered by the Issuer and Universal along with the payment in immediately available funds of the Closing Fee set forth and required pursuant to such fee letter.

          (c)   The Head Lessee shall have paid (out of its own funds and without withdrawal from the Head Lessee Collection Account, the Collateral Account or any other account constituting Collateral) in full any and all termination payments required in connection with the termination of any Interest Rate Swap Agreement permitted pursuant to the terms of the Indenture after giving effect to this Amendment;

          (d)   The Deal Agent has received a certificate from the Issuer dated as of the Effective Date stating that (i) all representations and warranties of the Issuer set forth in the Indenture, as amended hereby, each of the other Related Documents, and this Amendment are true and correct; and (ii) no Event of Default, Manager Default, Head Lease Event of Default, Universal Event, Trigger Event or Prospective Trigger Event has occurred and is continuing;

          (e)   The Deal Agent has received certified resolutions of the Issuer approving this Amendment and the other documents executed in connection herewith and certifying as of the Effective Date the names and true signatures of persons authorized to sign this Amendment on behalf of the Issuer;

          (f)    No Event of Default, Manager Default, Head Lease Event of Default, Universal Event, Trigger Event or Prospective Trigger Event has occurred and is continuing; and

          (g)   That certain Amendment Number 2 to the Head Lessee Security Agreement, that certain Amendment Number 3 to Amended and Restated Agreement of Limited Partnership of BRL Universal Compression Funding I 2002, L.P. and that certain Amendment Number 3 to Series 2002-1 Note Purchase Agreement shall each be effective.

        SECTION 6.    Miscellaneous Provisions.

          (a)   This Amendment shall become effective as of the Effective Date.

          (b)   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (c)   On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Indenture, and (ii) each reference in the Indenture to "this Indenture" or "hereof", "hereunder" or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.

        SECTION 7.    Execution in Counterparts.    This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SECTION 8.    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE

NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

ISSUER:
BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P.
By:	BRL Universal Compression Management 2002, Inc., its General Partner
	By:	/s/ GREGORY C. GREENE
	Name:	Gregory C. Greene
	Title:	President
INDENTURE TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
By:	/s/ EDNA BARBER
Name:	Edna Barber
Title:	Assistant Vice President

        In accordance with Section 1002 of the Indenture, the undersigned hereby consent to this Amendment.

DEAL AGENT:
WACHOVIA CAPITAL MARKETS, LLC
By:	/s/ SPENCER LANGSTON
Name:	Spencer Langston
Title:	Vice President

NOTEHOLDER:
VARIABLE FUNDING CAPITAL CORPORATION
By:	WACHOVIA CAPITAL MARKETS, LLC Its attorney-in-fact
By:	/s/ BRYAN P. MCGRATH
Name:	Bryan P. McGrath
Title:	Vice President

        In accordance with and as required by Section 608 of the Indenture, the Control Party hereby directs the Indenture Trustee to provide its written consent to this Amendment. Further, in accordance with Sections 608 and 1002 of the Indenture, each of the undersigned hereby consents to this Amendment.

INTEREST RATE HEDGE PROVIDER:
WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ JOHN MIECHKOWSKI
Name:	John Miechkowski
Title:	Vice President
CONTROL PARTY AND SERIES ENHANCER:
AMBAC ASSURANCE CORPORATION
By:	/s/ JENNIFER J. BARATTA
Name:	Jennifer J. Baratta
Title:	Vice President

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  Exhibit 4.1
AMENDMENT NUMBER 3 TO INDENTURE